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                                                                    EXHIBIT 23.1



               Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bluegreen Corporation (the Registrant) of our report dated May 12, 2000, included in the 2000 Annual Report to Shareholders of Bluegreen Corporation.

We also consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 33-48075) pertaining to the Registrant's Retirement Savings Plan and in the related Prospectus, (ii) the Registration Statement (Form S-8 No. 33-61687) pertaining to the Registrant's 1988 Amended and Restated Outside Directors Stock Option Plan and 1995 Stock Incentive Plan and in the related Prospectus and (iii) the Registration Statement (Form S-8 No. 333-64659) pertaining to the Registrant's 1998 Non-Employee Directors Stock Option Plan, Amended and Restated 1995 Stock Incentive Plan and Retirement Savings Plan and in the related Prospectus of our report dated May 12, 2000, with respect to the consolidated financial statements of Bluegreen Corporation incorporated herein by reference for the year ended April 2, 2000.




                                                               ERNST & YOUNG LLP


West Palm Beach, Florida
June 28, 2000